EXHIBIT 99.2
CHARMING SHOPPES, INC.
2004 STOCK AWARD AND INCENTIVE PLAN

RESTRICTED STOCK UNITS AGREEMENT

Agreement (the "Agreement"), dated as of February 2, 2006 (the "Grant Date") between CHARMING SHOPPES, INC. (the "Company") and DORRIT J. BERN (the "Employee").

1. Grant of Restricted Stock and Restricted Stock Units; Consideration; Employee Acknowledgments.

The Company hereby confirms the grant, under the Company’s 2004 Stock Award and Incentive Plan (the "Plan"), of _______ Restricted Stock Units pursuant to Section 6(e) of the Plan. The Restricted Stock Units are subject to the terms and conditions of the Plan, the Charming Shoppes Variable Deferred Compensation Plan (the “Deferred Compensation Plan”) and this Agreement. Employee is required to pay no cash consideration for the grant of the Restricted Stock Units, but performance of services prior to the expiration of the risk of forfeiture relating to the Restricted Stock Units and otherwise during his or her employment, and his or her agreement to abide by the terms set forth in the Plan, this Agreement, and any Rules and Regulations under the Plan, shall be deemed to be consideration for this grant of Restricted Stock Units. Employee acknowledges and agrees that (i) the Restricted Stock Units are nontransferable as provided in Section 3(e) hereof and Sections 6(e) and 10(b) of the Plan, (ii) the Restricted Stock Units are subject to forfeiture in the event of Employee's termination of employment in certain circum-stances, as specified in and under Section 3 hereof, and (iii) sales of shares of the Company's common stock, par value $0.10 per share ("Shares"), following the lapse of restrictions and settlement of the Restricted Stock Units will be subject to the Company's policies regulating trading by employees, including any applicable “blackout” or other designated periods in which sales of Shares are not permitted.

2.  Incorporation of Plan and Deferred Compensation Plan by Reference.

The Restricted Stock Units have been granted to Employee under the Plan, a copy of which previously has been provided to Employee. All of the terms, conditions, and other provisions of the Plan are hereby incorpor-ated by reference into this Agreement. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. In addition, the terms of the deferral of settlement of the Restricted Stock Units are governed by the Deferred Compensation Plan, a copy of which previously has been provided to Employee, which terms are also incorporated herein by reference. Employee hereby accepts the grant of Restricted Stock Units, acknowledges receipt of a copy of the Plan and the Deferred Compensation Plan, and agrees to be bound by all the terms and provisions hereof and thereof (as presently in effect or hereafter amended), and by all decisions and determinations of the Board or Committee under the Plan and the Deferred Compensation Plan, or any person or committee designated by the Committee to administer the Plan (the "Administrator").

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DATE OF GRANT OF RESTRICTED STOCK UNITS: February 2, 2006

3. Restrictions on Restricted Stock Units.

(a) Nature of Restricted Stock Units; Restricted Period and Deferral of Settlement. Each Restricted Stock Unit represents the right to receive one Share, which will be issued and delivered, after the lapse of the "Restricted Period" specified in this Section 3 to the extent the Restricted Stock Units have not been forfeited, at the settlement date applicable under Section 5. Restricted Stock Units are subject to a risk of forfeiture during such Restricted Period and are subject to restrictions on transfer and other conditions during the Restricted Period and the additional deferral period, if any. Shares of Common Stock will be issued and delivered in settlement of Restricted Stock Units at the settlement date applicable under Section 5. This Award differs from awards of "restricted stock," in that such awards involve issuance of Shares at or shortly after grant, with such shares subject to forfeiture (i.e., such shares must be returned to the Company if forfeited) during any restricted period. With respect to Restricted Stock Units, Employee has no voting rights or rights to actual dividends prior to the end of the Restricted Period, but Employee is entitled to dividend equivalents in accordance with Section 4.

(b) Termination of Employment.

(i) Forfeiture. Unless otherwise determined by the Committee or as provided by the Employment Agreement described below, if Employee’s employment terminates and she thereafter is not an employee of the Company or any of its subsidiaries (a “Termination”), and such Termination is for any reason other than due to death, Disability, termination by Employee for Good Reason, or termination by the Company for reasons other than Cause, the Restricted Stock Units as to which the Restricted Period has not lapsed at or before such Termination shall be forfeited at the time of such Termination. For purposes of this Agreement, “Cause,” “Good Reason” and “Disability” shall have the meanings ascribed to such terms in the Employment Agreement by and between the Company and Employee dated as of January 1, 2005, as amended (the “Employment Agreement”). Accordingly, unless otherwise determined by the Committee or as provided by the Employment Agreement, Employee’s voluntary Termination (other than due to Disability or for Good Reason) or Termination by the Company for Cause will result in all Restricted Stock Units as to which the Restricted Period has not lapsed at or before such Termination being immediately forfeited.

(ii) Vesting. In the event of a Termination due to death, Disability, termination by Employee for Good Reason, or termination by the Company for reasons other than Cause, the Restricted Period shall lapse at the time of such Termination. Notwithstanding anything in this Agreement to the contrary, the Restricted Period shall lapse under all events as may be specified for full vesting of stock awards under the Employment Agreement.

(c) Expiration of Restricted Period. Unless the Restricted Period on Restricted Stock Units lapsed earlier under Section 3(b) or 3(d), the Restricted Period shall lapse at the Vesting Date set forth in the following schedule, subject to Employee’s continued employment with the Company through the relevant Vesting Date:

Vesting Date	Restricted Stock Units Vesting
January 31, 2008	100%

(d) Acceleration of Expiration of Restricted Period. In the event of a Change in Control at a time that Employee is employed by the Company or any of its subsidiaries (or simultaneously with Employee’s Termination), the Restricted Period shall lapse immediately prior to the Change in Control. For purposes of this Agreement, Change in Control” shall have the meaning ascribed to such term in the Employment Agreement.

(e) Nontransferability. Restricted Stock Units and all related rights hereunder shall not be transferable or as-signable by Employee other than by will or the laws of descent and distribution, and shall not be pledged, hypothecated, or otherwise encumbered in any way or subject to execution, attach-ment, lien, or similar process.

4. Employee's Account, Dividend Equivalents and Adjustments

(a) Account. Restricted Stock Units are bookkeeping units, and do not constitute ownership of Shares or any other equity security. The Company shall maintain a bookkeeping account for Employee (the "Account") reflecting the number of Restricted Stock Units then credited to Employee hereunder as a result of this grant of Restricted Stock Units and any crediting of additional Restricted Stock Units to Employee pursuant to payments equivalent to dividends paid on Shares under Section 4(b) ("Dividend Equivalents").

(b) Dividend Equivalents. Dividend Equivalents shall be credited in accordance with the provisions of the Deferred Compensation Plan and the methodology specified by the Company for crediting dividend equivalents on Share units in effect from time to time thereunder. It is understood that the intention hereunder is that Dividend Equivalents be credited in a manner that provides an economic benefit to Employee equivalent to dividends on Shares without undue administrative burdens on the Company. Accordingly, unless otherwise determined by the Company under the Deferred Compensation Plan or by the Committee hereunder, no interest will be credited on any cash amount (if any) of such dividend equivalents from the dividend date to the time of settlement of the Restricted Stock Units. Unless otherwise determined by the Committee, all Dividend Equivalents deemed reinvested in additional Restricted Stock Units shall be subject to the same risk of forfeiture, Restricted Period, and other restrictions and terms as apply to the original Restricted Stock Units. Employee shall not be entitled to receive actual dividends in respect of Restricted Stock Units prior to the issuance of Shares in settlement thereof.

(c) Adjustments The number of Restricted Stock Units credited to Employee's Account shall be adjusted by the Committee, in accordance with Section 10(c) of the Plan, in order to preserve, without enlarging Employee’s rights with respect to, such Restricted Stock Units. Any such adjustment shall be made taking into account any crediting of Restricted Stock Units or cash to the Employee under Section 4(b) in connection with such transaction or event.

5. Settlement.

(a) Time of Settlement. Settlement of Restricted Stock Units shall occur at the later of the lapse of the Restricted Period or the applicable date in accordance with the Restricted Stock Units Election filed by Employee under the Deferred Compensation Plan on or before December 31, 2005 with respect to the Restricted Stock Units, in each case subject to Section 5(c). The Company shall settle the Restricted Stock Units by making delivery in such manner as may be specified under the Deferred Compensation Plan; provided, however, that if permitted under the Deferred Compensation Plan, the Company may make delivery of Shares hereunder in settlement of Restricted Stock Units by either delivering one or more certificates representing such Shares to the Employee, registered in the name of the Employee (and any joint name, if so directed by the Employee), or by depositing such Shares into an account maintained for the Employee (or of which the Employee is a joint owner, with the consent of the Employee) established in connection with the Company's Employee Stock Purchase Program or another plan or arrangement providing for investment in Shares and under which the Employee's rights are similar in nature to those under a stock brokerage account. If the Company determines to settle Restricted Stock Units by making a deposit of Shares into such an account, the Company may settle any fractional Restricted Stock Unit by means of such deposit. In other circumstan-ces or if so determined by the Company, the Company shall instead pay cash in lieu of fractional Shares, on such basis as the Administrator may determine. In no event will the Company in fact issue fractional Shares.

(b) Effect of Settlement. Upon settlement of the Restricted Stock Units, all obligations of the Company in respect of such Restricted Stock Units shall be terminated.

(c) Avoidance of Constructive Receipt. Other provisions of this Agreement notwithstanding, under Section 409A of the Internal Revenue Code (the “Code”) or any other U.S. federal income tax law as presently in effect or hereafter amended (i) if the timing of any settlement hereunder would result in a distribution of Shares to Employee at a time that Employee is a “Specified Employee” under Code Section 409A(a)(2)(B)(i) (i.e., a “key” employee) and precluded under Code Section 409A from then receiving the distribution, such settlement shall be delayed in accordance with Section 7.2(c) of the Deferred Compensation Plan (but without any effect on the timing of any settlement that otherwise would occur six months or more after Employee’s separation from service within the meaning of Code Section 409A); (ii) any distribution in settlement of the Restricted Stock Units that is triggered by a termination of employment hereunder will occur only at such time as Employee has had a “separation from service” as defined in Proposed Treasury Regulation § 1.409A-1(h) (and any successor regulation) regardless of whether any other event might be viewed as a termination of employment by the Company for any other purpose; (iii) the Company shall have no power or authority to accelerate the distribution and settlement of the Restricted Stock Units except to the extent such acceleration is permitted under Code Section 409A; (iv) all other requirements of Code Section 409A and regulations thereunder (including proposed regulations), shall apply to the extent necessary so that the Employee is not subject to constructive receipt of income under Code Section 409A prior to the actual distribution of Restricted Stock Units hereunder or to tax penalties under Code Section 409A; and (v) other restrictions and limitations under the Deferred Compensation Plan with respect to distributions apply to the Restricted Stock Units subject to Code Section 409A whether or not the Restricted Period has yet lapsed.

6. Tax Withholding.

Unless otherwise determined by the Board or Committee, or unless the Employee has made other arrangements satisfactory to the Company to provide for payment of mandatory withholding taxes in advance of the settlement date applicable to the Restricted Stock Units (by such deadline as the Company may specify), the Company will withhold from the number of Shares to be delivered upon settlement a number of whole shares which has a Fair Market Value nearest to but not exceeding the amount of federal, state and local taxes required to be withheld as a result of such settlement. The Employee may elect such other methods of satisfying such withholding obligation as may be permitted under the Deferred Compensation Plan and in effect at the time of settlement. In the case of the withholding or surrender of Shares to pay withholding taxes, the Shares withheld or the Shares surrendered will be valued at the Fair Market Value determined in accordance with procedures for valuing Shares as determined by the Committee and otherwise in effect at the time of settlement, including under the Deferred Compensation Plan.

7. Miscellaneous.

This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Restricted Stock Units granted hereby, and supersedes any prior agreements or documents with respect to such Restricted Stock Units. No amendment, alteration, suspension, discontinuation, or termination of this Agreement which may impose any additional obligation upon the Company or materially and adversely affect the rights of Employee with respect to the Restricted Stock Units shall be valid unless in each instance such amendment, alteration, suspension, discontinuation, or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by Employee.

By accepting this grant of Restricted Stock Units, Employee agrees to the terms of this Agreement and agrees to be bound by all the terms and provisions of the Agreement, the Plan (as presently in effect or hereafter amended), and the Deferred Compensation Plan, and by all decisions and determinations of the Committee and the Administrator.

CHARMING SHOPPES, INC.

BY:______________________________________
(Authorized Officer)

EMPLOYEE:

______________________________________
Dorrit J. Bern